Exhibit 5.8

Trinseo Materials Operating S.C.A.	5 December 2013
Trinseo Material Finance, Inc.
1000 Chestrebrook Boulevard, Suite 3000
Berwyn, Pennsylvania 19312

Our ref 15972/18653/80109556

Dear Sir

Trinseo Materials Operating S.C.A.

Trinseo Material Finance, Inc.

Exchange offer

1.	Our role

1.1	We have acted as Australian legal advisors to the Company, in connection with its guarantee of up to $1,325,000,000 in aggregate principal amount of your 8.750% Senior Secured Notes due 2019 (the Exchange Notes) to be issued in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4, filed with the Securities and Exchange Commission (the Commission) 30 September 2013 and the Amendment No. 1 to such Form S-4 dated on or about 5 December 2013 (the Registration Statement) under the Securities Act of 1933 of United States of America, as amended (the Securities Act).

1.2	This opinion letter is furnished to you at your request in connection with the Registration Statement.

2.	Definitions

2.1	In this opinion unless expressly stated otherwise:

ASIC means the Australian Securities & Investments Commission.

Company means Styron Australia Pty Ltd ACN 141 196 330.

Corporations Act means the Corporations Act 2001 (Cth).

Fourth Supplemental Indenture means the fourth supplemental indenture 3 December 2013 between, among others, the Company and the Trustee.

Indenture means an indenture dated as of 29 January 2013 between, among others, the Issuers and Wilmington Trust, National Association, as trustee and collateral agent (the Trustee) as amended by the first supplemental indenture dated 12 March 2013 between, among others, the Issuers and the Trustee.

Issuer means Trinseo Materials Operating S.C.A. and Trinseo Material Finance, Inc..

PPSA means the Personal Property Securities Act 2009 (Commonwealth).

Level 15, 1 Bligh Street, Sydney NSW 2000, Australia
PO Box H3, Australia Square, Sydney NSW 1215, DX 370 Sydney	T +61 2 9353 4000, F +61 2 8220 6700
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Second Supplemental Indenture means the second supplemental indenture dated 10 May 2013 between, among others, the Company and the Trustee.

Supplemental Indenture means the Second Supplemental Indenture, the Third Supplemental Indenture or the Fourth Supplemental Indenture.

Third Supplemental Indenture means the third supplemental indenture dated 16 September 2013 between, among others, the Company and the Trustee.

2.2	Terms defined in or for the purposes of the Indenture have the same meanings when used in this opinion, unless otherwise defined.

3.	Relevant Jurisdictions and limitations to opinion

3.1	This opinion relates only to the statute laws of New South Wales and Victoria and to the federal laws of the Commonwealth of Australia that have application in New South Wales or Victoria, in each case, in force at, and to court decisions having application in New South Wales or Victoria as at, the date of this opinion. References to “Relevant Law”, “Relevant Jurisdictions”, “Relevant Courts” and “Relevant Government Authority” are to be construed accordingly.

3.2	We express no opinion:

(a)	as to the laws of any jurisdiction other than the Relevant Jurisdictions;

(b)	as to the implications of any pending or foreshadowed legislative amendment or proposal in any Relevant Jurisdiction or any pending decision of any Relevant Court including but not limited to any matter not yet decided on appeal;

(c)	as to legislation in any Relevant Jurisdiction which has not commenced, or if it has commenced, has not started to apply;

(d)	in relation to the PPSA or any “security interest” (as defined in that Act) contained in or created by a the Supplemental Indenture;

(e)	as to factual matters;

(f)	as to the exact interpretation which would be placed on any particular wording in a Supplemental Indenture by a court; or

(g)	on any other document or agreement (other than a Supplemental Indenture) referred to in a Supplemental Indenture or on the rights and obligations of the parties under those other documents or agreements.

3.3	This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

3.4	This opinion is to be construed in accordance with, and our liability under it will be determined under, the laws of New South Wales.

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4.	Documents examined

4.1	We have examined and relied on the following:

(a)	a PDF copy of each of the Indenture, the Registration Statement, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, signed by all parties;

(b)	a PDF copy of the certificate dated 10 May 2013 by a director of the Company in respect of the Second Supplemental Indenture which attaches, in respect of the Company:

(i)	a copy of the constitution of the Company;

(ii)	a copy of an extract of the resolutions of the directors of the Company passed on 4 April 2013;

(iii)	specimen signatures of authorised officers of the Company; and

(iv)	a copy of a power of attorney dated 4 April 2013 from the Company in favour of each person named in that power of attorney as an attorney of the Company (each an Attorney) (the Power of Attorney);

(c)	a PDF copy of ASIC Form 2601 (Notification of intention to give financial assistance) and ASIC Form 2205 (Notification of resolutions regarding shares), each signed by the Company and dated 5 April 2013; and

(d)	a PDF copy of an extract of the resolutions of the directors of the Company in respect of the Third Supplemental Indenture passed on 9 September 2013.

(e)	a PDF copy of an extract of the resolutions of the directors of the Company in respect of the Fourth Supplemental Indenture passed on 23 November 2013.

4.2	Except as stated in this opinion, we have not examined any documents entered into by or affecting the Company or any corporate records of the Company and we have not made any other enquiries concerning the Company. In particular, we have not investigated whether the Company, by reason of the transactions contemplated by, or by reason of its obligations under, a Supplemental Indenture, will be in breach of its obligations under any other document.

5.	Searches

5.1	ASIC searches

We have relied on:

(a)	historical extracts obtained as at 11.43am on 23 August 2013 (August ASIC Search);

(b)	extracts obtained as at 9.48am on 6 September 2013 and 11.12am of 17 September 2013 (September ASIC Search); and

(c)	extracts obtained as at 1.57pm on 27 November 2013 and 8.3 lam on 3 December 2013 (November ASIC Search),

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prepared from the records of the Company which are available to the public at ASIC,

(together, ASIC Searches).

We have not examined any documents lodged by the Company with ASIC.

5.2	Other searches

We have not made any searches other than the abovementioned searches.

5.3	Assumed accuracy

We assume that all the abovementioned searches are complete, accurate and up to date but note that this many not necessarily be the case.

6.	Assumptions

We have assumed without investigation:

(a)	(Authenticity) the authenticity of all signatures, seals and duty stamps;

(b)	(Conformity) the completeness and, in the case of copy documents, conformity to originals, of all documents submitted to us;

(c)	(Authorisations and certifications) that the authorisations and certifications referred to in paragraph 4.1 above remain in full force and effect and that, in respect of each resolution of directors of the Company referred to in paragraph 4.1, it was passed at a meeting of directors of the Company that was duly convened, was properly passed at that meeting and a quorum was present throughout that meeting;

(d)	(As to laws):

(i)	that all authorisations, approvals or licences required under any law (including any Relevant Law) for any party to enter into any of the Indenture or any Supplemental Indenture or perform any of its obligations under any of the Indenture or any Supplemental Indenture (other than any authorisations, approvals or licences required under any Relevant Law for the Company) have been obtained, remain valid and subsisting and have been complied with;

(ii)	that under all laws (other than in respect of the Company, the Relevant Laws) the Indenture and each Supplemental Indenture constitute legal, valid and binding obligations of all parties to them, enforceable in accordance with their terms;

(iii)	the choice of the laws of New York by the parties as the governing law of the Indenture and each Supplemental Indenture was made on a bona fide basis and without the primary purpose of avoiding the laws of another jurisdiction;

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(iv)	that no law or official directive of a jurisdiction, other than a Relevant Jurisdiction, affects any of the opinions stated below; and

(v)	that the implementation of the transactions effected by or contemplated under the Indenture and each Supplemental Indenture will not involve an illegal purpose under any law, including any Relevant Law;

(e)	(Power of Attorney) that (if in deed form) the Power of Attorney has been delivered by the Company and has not been revoked;

(f)	(As to execution):

(i)	that execution and (where in deed form) delivery of each Supplemental Indenture occurred in New South Wales or outside Australia by or on behalf of each of the parties;

(ii)	that any person who executed and (where in deed form) delivered the Second Supplemental Indenture on behalf of the Company was an Attorney of the Company; and

(iii)	that any formalities for execution by each party to a Supplemental Indenture required by the laws of the place of execution of such Supplemental Indenture have been or will be complied with;

In this regard, please note that opinion in paragraph 7(c)(ii) that the Second Supplemental Indenture was duly executed by persons who appear from the Power of Attorney to be Attorneys of the Company.

(g)	(Execution by officers of Company)

(i)	that the persons who executed the Power of Attorney on behalf of the Company are 2 directors of the Company and accordingly that reliance may be placed on section 127 of the Corporations Act. We confirm that the Power of Attorney appears to have been signed on behalf of the Company by persons who appear from the August ASIC Search of the Company to have been 2 directors of the Company at the time the Power of Attorney was signed; and

(ii)	that the persons who executed the Third Supplemental Indenture and the Fourth Supplemental Indenture on behalf of the Company are 2 directors of the Company and accordingly that reliance may be placed on section 127 of the Corporations Act. We confirm that the Third Supplemental Indenture and the Fourth Supplemental Indenture appear to have been signed on behalf of the Company by persons who appear from the September ASIC Search or November ASIC Search of the Company to have been 2 directors of the Company at the time the Third Supplemental Indenture or the Fourth Supplemental Indenture (as applicable) were signed.

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We have not reviewed or obtained copies of any documents lodged by the Company with ASIC in respect of the appointment of any directors of the Company. In providing this opinion, we have relied on the ASIC Searches to determine that the persons who executed the Power of Attorney, the Third Supplemental Indenture and the Fourth Supplemental Indenture were directors of the Company;

(h)	(Corporate benefit and proper performance of duties) that the officers of the Company, in determining that the Company should enter into a Supplemental Indenture and perform its obligations under such Supplemental Indenture, exercise their powers in good faith in the best interests of the Company (or, where permitted under section 187 of the Corporations Act, any holding company of the Company) and for a proper purpose and the officers of the Company properly perform all of their other duties to the Company;

(i)	(No winding up) that the Company has not passed a voluntary winding-up resolution and that no application has been made to, or order made by, a court for winding-up the Company and that no controller (as defined in the Corporations Act) or administrator has been appointed to the Company. No ASIC Search discloses any filing in respect of these matters;

(j)	(Solvency) that the Company was solvent and did not, nor will it, become insolvent because of, or because of matters including, entering into any Supplemental Indenture or a person doing an act or making an omission for the purposes of giving effect to any of the transactions effected by or contemplated under a Supplemental Indenture;

(k)	(Part 5.7B) that no transaction in connection with a Supplemental Indenture constitutes an unfair loan or an unreasonable director-related transaction for the purposes of section 588FD or 588FDA respectively of the Corporations Act;

(l)	(No amendment, termination or repudiation) that no Supplemental Indenture have been amended or terminated, no party to a Supplemental Indenture (other than the Company) has repudiated its obligations under such Supplemental Indenture and no party to a Supplemental Indenture has accepted the repudiation or termination by any other party of that party’s obligations under such Supplemental Indenture, or purported to do any of these things;

(m)	(No sham) that each Supplemental Indenture represents the intention of the parties to it and that the parties have not in fact made some other different and separate contract between them and agreed that such Supplemental Indenture should not give rise to legally enforceable rights or liabilities or give rise to different rights or liabilities from those set out in the relevant Supplemental Indenture;

(n)	(Code of Banking Practice) that the Code of Banking Practice does not apply to any Supplemental Indenture;

(o)	(Provision of financial services) that each party who carries on a financial services business in Australia and who provides financial services in connection with a Supplemental Indenture at all relevant times either holds an “Australian financial services licence” (as defined in the Corporations Act) covering the provision of those financial services and is complying with its obligations under that licence or is not required to hold a licence as a result of an exemption available in accordance with the Corporations Act;

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(p)	(Financial assistance and related parties) that the Company did not contravene section 260A or Chapter 2E of the Corporations Act by entering into a Supplemental Indenture or by giving effect to any transaction contemplated in a Supplemental Indenture; and

(q)	(No trusts) that the Company is not, and was not, at the relevant time, a trustee of any trust.

We have not taken any action to verify the accuracy of the assumptions set out in this paragraph 6 beyond those searches expressly referred to in paragraph 5, however the Clayton Utz personnel with primary responsibility for acting in connection with this matter (namely Alexander Schlosser and Maria Ratner) do not have actual knowledge that any of the assumptions set out in this paragraph 6 are incorrect.

We also note that the Issuers are entitled to make the assumptions set out in section 129 of the Corporations Act in relation to dealings with the Company unless, at the time of the dealing, that Issuer knew or suspected that any such assumption was incorrect. We have assumed that the Issuers are entitled to make the assumptions set out in section 129.

7.	Opinion

Based on the documents listed in paragraph 4.1 and the searches listed in paragraph 5 and subject to the assumptions set out in this opinion and to matters not disclosed to us, we are of the opinion that:

(a)	(Incorporation) the Company is a corporation incorporated and existing under the laws of the Commonwealth of Australia, taken to be registered in Victoria and is capable of suing and being sued in its corporate name; and

(b)	(Duly authorised; no contravention) the execution and delivery of each Supplemental Indenture and the Power of Attorney and performance by the Company of its obligations under the Indenture, each Supplemental Indenture and the Power of Attorney:

(i)	are within the Company’s corporate powers;

(ii)	have been duly authorised by all necessary corporate action by or on behalf of the Company; and

(iii)	do not:

A.	contravene the Company’s constitution; or

B.	violate any Relevant Law applicable to companies generally.

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(c)	(Due execution)

(i)	the Power of Attorney was duly executed by the Company under section 127 of the Corporations Act by persons who appear from the August ASIC Search to have been two directors of the Company at the time of execution;

(ii)	the Second Supplemental Indenture was duly executed by the Company by persons who appear from the Power of Attorney to be the Attorneys for the Company;

(iii)	the Third Supplemental Indenture was duly executed by the Company under section 127 of the Corporations Act by persons who appear from the September ASIC Search to have been two directors of the Company at the time of execution; and

(iv)	the Fourth Supplemental Indenture was duly executed by the Company under section 127 of the Corporations Act by persons who appear from the November ASIC Search to have been two directors of the Company at the time of execution.

8.	Benefit

(a)	This opinion is rendered to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and for no other purpose.

(b)	We consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement. We also consent to the reference of our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

Clayton Utz

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